n e w s r e l e a s e	Exhibit 99.1 Humana Inc. 500 West Main Street P.O. Box 1438 Louisville, KY 40202 http://www.humana.com
FOR MORE INFORMATION CONTACT:

Amy Smith Humana Investor Relations (502) 580-2811 e-mail: Amysmith@humana.com
Kelley Murphy
Humana Corporate Communications
(502) 224-1755
e-mail: Kmurphy26@humana.com

Humana Reports First Quarter 2021 Financial Results;
Reaffirms Full Year 2021 Adjusted EPS Financial Guidance

•Reports 1Q21 earnings per diluted common share of $6.39 on a GAAP basis, $7.67 on an Adjusted basis
•Updates FY 2021 EPS guidance to a range of $19.62 to $20.12 on a GAAP basis, reaffirms $21.25 to $21.75 on Adjusted basis; while acknowledging the continued heightened uncertainty surrounding the ongoing pandemic
•Reaffirms FY 2021 expected individual Medicare Advantage membership growth range of approximately 425,000 to 475,000 members
•Reflects solid performance across each of the company's segments, fueled by strong individual Medicare Advantage and state-based membership growth and improved profitability in the Group and Specialty and Healthcare Services segments

LOUISVILLE, KY (April 28, 2021) – Humana Inc. (NYSE: HUM) today reported consolidated pretax income and diluted earnings per common share for the quarter ended March 31, 2021 (1Q21) versus the quarter ended March 31, 2020 (1Q20) as noted in the tables below.

Consolidated income before income taxes and equity in earnings (pretax income) In millions	1Q21 (a)	1Q20 (b)
Generally Accepted Accounting Principles (GAAP)	$1,040	$717
Amortization associated with identifiable intangibles	15	21
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	115	297
Change in fair market value of publicly-traded equity securities	85	—
Adjusted (non-GAAP)	$1,255	$1,035

Diluted earnings per common share (EPS)	1Q21 (a)	1Q20 (b)
GAAP	$6.39	$3.56
Amortization associated with identifiable intangibles	0.08	0.12
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	0.69	1.72
Change in fair market value of publicly-traded equity securities	0.51	—
Adjusted (non-GAAP)	$7.67	$5.40

The company has included financial measures throughout this earnings release that are not in accordance with GAAP. Management believes that these measures, when presented in conjunction with the comparable GAAP measures, are useful to both management and its investors in analyzing the company’s ongoing business and operating performance. Consequently, management uses these non-GAAP (Adjusted) financial measures as indicators of the company’s business performance, as well as for operational planning and decision making purposes. Non-GAAP (Adjusted) financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. All financial measures in this press release are in accordance with GAAP unless otherwise indicated. Please refer to the footnotes for a detailed description of each item adjusted out of GAAP financial measures to arrive at a non-GAAP (Adjusted) financial measure.

“We’re pleased with the strong start of the year, with solid results across the company, and meaningful progress against our strategy, all while we continue to navigate the pandemic,” said Bruce D. Broussard, Humana’s President and Chief Executive Officer. “In partnership with federal, state and local governments, and with retailers and providers, we’re working to educate our members about the COVID-19 vaccines, ensuring individuals have access to a vaccine, especially those in underserved communities. Our full range of clinical capabilities, which will be even broader now with our recently announced acquisition of Kindred at Home, uniquely position us to help improve the health of our country’s most vulnerable populations. The home is highly effective not only in making access to care more convenient for people, but it also allows us to understand their environment and help them address other barriers that limit their ability to improve their health.”

Summary of Quarterly Results

The company's year-over-year changes in GAAP and Adjusted pretax results in 1Q21 were favorably impacted by solid performance across each of the company's segments, fueled by strong individual Medicare Advantage and state-based contract membership growth and improved profitability in the Group and Specialty and Healthcare Services segments.

The year-over-year changes in GAAP and Adjusted EPS for 1Q21 reflected the same factors impacting GAAP and Adjusted consolidated pretax income comparisons as well as the beneficial tax impact of the termination of the health insurance industry fee (HIF) in 2021 and a lower number of shares used to compute EPS, primarily reflective of share repurchases.

Humana’s 1Q21 GAAP results of operations were further impacted by the put/call valuation adjustments associated with the company's non-consolidating minority interest investments, along with the change in the fair market value of publicly-traded equity securities (primarily Oak Street Health, Inc.). The impact of these changes have been excluded in the company’s Adjusted (non-GAAP) consolidated results of operations as detailed in the tables above.
Please refer to the tables above, as well as the consolidated and segment highlight sections in the detailed earnings release for additional discussion of the factors impacting the year-over-comparisons.

In addition, below is a summary of key consolidated and segment statistics comparing 1Q21 to 1Q20.

Humana Inc. Summary of Quarterly Results (dollars in millions, except per share amounts)	1Q21 (a)	1Q20 (b)
Consolidated results:
Revenues - GAAP	$20,668	$18,935
Revenues - Adjusted	$20,753	$18,935
Pretax income - GAAP	$1,040	$717
Pretax income - Adjusted	$1,255	$1,035
Diluted EPS - GAAP	$6.39	$3.56
Diluted EPS - Adjusted	$7.67	$5.40
Benefits expense ratio - GAAP	85.9%	85.1%
Operating cost ratio - GAAP	9.7%	11.3%
Operating cash flows - GAAP	($837)	$474
Parent company cash and short term investments	$547	$2,353
Debt-to-total capitalization	33.9%	39.2%
Retail segment results:
Revenues - GAAP	$18,648	$16,762
Benefits expense ratio - GAAP	87.7%	86.6%
Operating cost ratio - GAAP	7.8%	9.2%
Segment earnings - GAAP	$794	$685
Segment earnings - Adjusted	$798	$689
Group and Specialty segment results:
Revenues - GAAP	$1,737	$1,865
Benefits expense ratio - GAAP	74.7%	79.1%
Operating cost ratio - GAAP	22.9%	23.1%
Segment earnings - GAAP	$174	$105
Segment earnings - Adjusted	$175	$106
Healthcare Services segment results:
Revenues - GAAP	$7,198	$7,085
Operating cost ratio - GAAP	96.0%	96.0%
Segment earnings - GAAP	$269	$250
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) (c)	$329	$319

2021 Earnings Guidance

Humana is revising its GAAP EPS guidance range for the year ending December 31, 2021 (FY 2021) to $19.62 to $20.12 from the previous range of $20.82 to $21.32, reflecting the 1Q21 impact of the company's non-consolidating minority interest put/call valuation adjustments and the change in the fair market value of publicly-traded equity securities held by the company. While continuing to acknowledge the heightened uncertainty surrounding the ongoing pandemic, Humana is maintaining its FY 2021 Adjusted EPS guidance range of $21.25 to $21.75. GAAP and Adjusted results for FY 2020 are also shown for comparison.

Diluted earnings per common share	FY 2021 Guidance (d)	FY 2020 (e)
GAAP	$19.62 to $20.12	$25.31
Amortization of identifiable intangibles	~$0.43	0.51
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	0.69	0.60
Change in fair market value of publicly-traded equity securities	0.51	(4.32)
Receipt of commercial risk corridor receivables previously written off, net	—	(3.35)
Adjusted (non-GAAP) – FY 2021 projected; FY 2020 reported	$21.25 to $21.75	$18.75

Detailed Press Release
Humana’s full earnings press release including the statistical pages has been posted to the company’s Investor Relations site and may be accessed at https://humana.gcs-web.com/ or via a current report on Form 8-K filed by the company with the Securities and Exchange Commission this morning (available at www.sec.gov or on the company’s website).

Conference Call
Humana will host a conference call at 9:00 a.m. Eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings.
All parties interested in the company’s 1Q21 earnings conference call are invited to dial 888-625-7430. No password is required. The audio-only webcast of the 1Q21 earnings call may be accessed via Humana’s Investor Relations page at humana.com. The company suggests participants for both the conference call and those listening via the web dial in or sign on at least 15 minutes in advance of the call.
For those unable to participate in the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page at humana.com, approximately two hours following the live webcast. Telephone replays will also be available from approximately 12:15 p.m. Eastern time on April 28, 2021 until 10:59 p.m. Eastern time on June 26, 2021 and can be accessed by dialing 855-859-2056 and providing the conference ID #9581139.

Footnotes
(a) 1Q21 Adjusted results exclude the following:
•Amortization expense for identifiable intangibles of approximately $15 million pretax, or $0.08 per diluted common share; GAAP measures affected in this release include consolidated pretax, EPS, and segment earnings (for respective amortization expense for the Retail and Group and Specialty segments).
•Put/call valuation adjustments of approximately $115 million, or $0.69 per diluted common share, associated with Humana’s non-consolidating minority interest investments. GAAP measures affected in this release include consolidated pretax and EPS.
•Change in fair market value of publicly-traded equity securities of $85 million, or $0.51 per diluted common share. Humana adjusts for the market gains and losses of its publicly-traded equity investments (primarily Oak Street Health, Inc.) each period because while investments are strategic decisions for the company, management's measure of performance is primarily focused on operational results rather than fair value of such investments. Also, management does not forecast changes in fair value of its equity investments. Accordingly, the company believes it is useful to adjust GAAP EPS for the market gains and losses of publicly-traded equity securities. GAAP measures affected in this release include consolidated pretax, EPS, and consolidated revenues.

(b) 1Q20 Adjusted results exclude the following:
•Amortization expense for identifiable intangibles of approximately $21 million pretax, or $0.12 per diluted common share; GAAP measures affected in this release include consolidated pretax, EPS, and segment earnings (for respective amortization expense for the Retail and Group and Specialty segments).
•Put/call valuation adjustments of approximately $297 million, or $1.72 per diluted common share, associated with Humana’s non-consolidating minority interest investments. GAAP measures affected in this release include consolidated pretax and EPS.

(c) The Healthcare Services segment Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) includes GAAP segment earnings with adjustments to add back depreciation and amortization expense, interest expense, and income taxes. The Adjusted EBITDA includes results from all lines of business within the segment. The Adjusted EBITDA also includes the impact of Humana’s 40 percent minority interest in Kindred at Home and the strategic partnership with Welsh, Carson, Anderson & Stowe (WCAS) to develop and operate senior-focused, payor-agnostic, primary care centers.

(d) FY 2021 Adjusted EPS projections exclude the following:
•Amortization expense for identifiable intangibles of approximately ~$0.43 per diluted common share.
•Put/call valuation adjustments of $0.69 per diluted common share related to Humana’s non-consolidating minority interest investments. FY 2021 GAAP EPS guidance excludes the impact of future value changes of these put/call options as the future value changes cannot be estimated.
•Change in the fair market value of equity securities of $0.51 per diluted common share. The future value of publicly-traded equity securities, their impact on GAAP EPS, and the related non-GAAP adjustment will fluctuate on the public trading value of the stock. The guidance set forth herein assumes no further change in the fair value of these investments.

(e) FY 2020 Adjusted results exclude the following:
• Amortization expense for identifiable intangibles of approximately $88 million pretax, or $0.51 per diluted common share.
• Put/call valuation adjustments of approximately $103 million, or $0.60 per diluted common share, associated with Humana's non-consolidating minority interest investments.
• Change in fair market value of publicly-traded equity securities of $745 million, or $4.32 per diluted common share. Humana adjusts for the market gains and losses of its publicly-traded equity investments
(primarily Oak Street Health, Inc.) each period because while investments are strategic decisions for the company, management's measure of performance is primarily focused on operational results rather than fair value of such investments. Also, management does not forecast changes in fair value of its equity investments. Accordingly, the company believes it is useful to adjust GAAP EPS for the market gains and losses of publicly-traded equity securities.
• Net adjustment of $578 million, or $3.35 per diluted common share, related to the receipt of unpaid risk corridor payments associated with the losses incurred by the company under the ACA business from 2014 to 2016 (previously written off).

Cautionary Statement
This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

•If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends. Accordingly, Humana's reserves may be insufficient.
•If Humana fails to effectively implement its operational and strategic initiatives, particularly its Medicare initiatives and state-based contract strategy, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in these products. In addition, there can be no assurances that the company will be successful in maintaining or improving its Star ratings in future years.
•If Humana fails to properly maintain the integrity of its data, to strategically maintain existing or implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks or prevent other privacy or data security incidents that result in security breaches that disrupt our operations or in the unintended dissemination of sensitive personal information or proprietary or confidential information, the company’s business may be materially adversely affected.
•Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.
•As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government determined payment rates, potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business, or other changes in the governmental programs in which Humana participates. Changes to the risk-adjustment model utilized by CMS to adjust premiums paid to Medicare Advantage, or MA, plans according to the health status of covered members, including proposed changes to the methodology used by CMS for risk adjustment data validation audits that fail to address adequately the statutory requirement of actuarial equivalence, if implemented, could have a material adverse effect on our operating results, financial position and cash flows.
•Humana's business activities are subject to substantial government regulation. New laws or regulations, or legislative, judicial, or regulatory changes in existing laws or regulations or their manner of application could increase the company's cost of doing business and have a material adverse effect on Humana’s results of operations (including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments); the company’s financial position (including the company’s ability to maintain the value of its goodwill); and the company’s cash flows.
•Humana’s failure to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on the company’s results of operations, financial position, and cash flows.
•If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
•Humana’s pharmacy business is highly competitive and subjects it to regulations and supply chain risks in addition to those the company faces with its core health benefits businesses.
•Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
•Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.
•Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
•The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.
•The spread of, and response to, the novel coronavirus, or COVID-19, underscores certain risks Humana faces, including those discussed above, and the ongoing, heightened uncertainty created by the pandemic precludes any prediction as to the ultimate adverse impact to Humana of COVID-19.

To the extent that the spread of COVID-19 is not contained, the premiums the company charges may prove to be insufficient to cover the cost of health care services delivered to its members, which may increase significantly as a result of higher utilization rates of medical facilities and services and other increases in associated hospital and pharmaceutical costs. Humana may also experience increased costs or decreased revenues if, as a result of the company’s members being unable or unwilling to see their providers due to actions taken to mitigate the spread of COVID-19, Humana is unable to implement clinical initiatives to manage health care costs and chronic conditions of its members, and appropriately document their risk profiles. In addition, Humana is offering, and has been mandated by legislative and regulatory action (including the Families First Act and CARES Act) to provide, certain expanded benefit coverage to its members, such as waiving out of pocket costs for COVID-19 testing and treatment. Humana is also taking actions designed to help provide financial and administrative relief for the health care provider community. Such measures and any further steps taken by Humana, or governmental action, to continue to respond to and address the ongoing impact of COVID-19 (including further expansion or modification of the services delivered to its members, the adoption or modification of regulatory requirements associated with those services and the costs and challenges associated with ensuring timely compliance with such requirements), to provide further relief for the health care provider community, or in connection with the relaxation of stay-at-home and physical distancing orders and other restrictions on movement and economic activity, including the potential for widespread testing and therapeutic treatments and the distribution and administration of COVID-19 vaccines, could adversely impact the company’s profitability.

The spread and impact of COVID-19, or actions taken to mitigate this spread, could have material and adverse effects on Humana’s ability to operate effectively, including as a result of the complete or partial closure of facilities or labor shortages. Disruptions in public and private infrastructure, including communications, availability of in-person sales and marketing channels, financial services and supply chains, could materially and adversely disrupt the company’s normal business operations. Humana has transitioned a significant subset of its employee population to a remote work environment in an effort to mitigate the spread of COVID-19, as have a number of the company’s third-party service providers, which may exacerbate certain risks to Humana’s business, including an increased demand for information technology resources, increased risk of phishing and other cybersecurity attacks, and increased risk of unauthorized dissemination of sensitive personal information or proprietary or confidential information about the company or its members or other third-parties. The outbreak of COVID-19 has severely impacted global economic activity, including the businesses of some of Humana’s commercial customers, and caused significant volatility and negative pressure in the financial markets. In addition to disrupting Humana’s operations, these developments may adversely affect the timing of commercial customer premium collections and corresponding claim payments, the value of the company’s investment portfolio, or future liquidity needs.

The ongoing, heightened uncertainty created by the pandemic precludes any prediction as to the ultimate adverse impact to Humana of COVID-19. Humana is continuing to monitor the spread of COVID-19, changes to the company’s benefit coverages, and the ongoing costs and business impacts of dealing with COVID-19, including the potential costs and impacts associated with lifting or reimposing restrictions on movement and economic activity, the timing and degree in resumption of demand for deferred healthcare services, the pace of administration of COVID-19 vaccines and the effectiveness of those vaccines, and related risks. The magnitude and duration of the pandemic and its impact on Humana’s business, results of operations, financial position, and cash flows is uncertain, but such impacts could be material to the company’s business, results of operations, financial position and cash flows.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•Form 10-K for the year ended December 31, 2020; and

•Form 8-Ks filed during 2021.
About Humana
Humana Inc. (NYSE: HUM) is committed to helping our millions of medical and specialty members achieve their best health. Our successful history in care delivery and health plan administration is helping us create a new kind of integrated care with the power to improve health and well-being and lower costs. Our efforts are leading to a better quality of life for people with Medicare, families, individuals, military service personnel, and communities at large.
To accomplish that, we support physicians and other health care professionals as they work to deliver the right care in the right place for their patients, our members. Our range of clinical capabilities, resources and tools – such as in-home care, behavioral health, pharmacy services, data analytics and wellness solutions – combine to produce a simplified experience that makes health care easier to navigate and more effective.
More information regarding Humana is available to investors via the Investor Relations page of the company’s website at humana.com, including copies of:

•Annual reports to stockholders
•Securities and Exchange Commission filings

•Most recent investor conference presentations
•Quarterly earnings news releases and conference calls
•Calendar of events
•Corporate Governance information